Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2025 relating to the financial statements of Ginkgo Bioworks Holdings, Inc. and the effectiveness of Ginkgo Bioworks Holdings, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ginkgo Bioworks Holdings, Inc. for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 25, 2025